UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2007
APPLIED INNOVATION INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21352	31-1177192

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation or
organization)
5800 Innovation Drive
Dublin, Ohio 43016
(614) 798-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 15, 2007, the Compensation Committee of the Board of Directors of Applied Innovation Inc. (the “Company”) adopted the Company’s 2007 Management Bonus Program (as amended, the “Program”). On April 6, 2007, the Compensation Committee amended the Program to state that it would terminate upon a change in control of the Company, including the Company’s proposed merger with KEG Holdings, Inc. The material terms of the Program are set forth in Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Description of the Material Terms of the Company’s 2007 Management Bonus Program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Innovation Inc.
Date: April 12, 2007	By:	/s/ William H. Largent
William H. Largent,
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Description of the Material Terms of the Company’s 2007 Management Bonus Program.